Exhibit 10.32

Execution Version

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of November 8, 2013, by and between:

(1)	Sungy Mobile Inc., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”); and

(2)	Qihoo 360 Technology Co. Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Purchaser”).

The Company and the Purchaser, are sometimes herein referred to each as a “Party,” and collectively as the “Parties.”

RECITALS

A.	The Company and the Purchaser intend to enter into a subscription agreement (the “Subscription Agreement”), pursuant to which, the Purchaser will invest in the Company by acquiring Class A ordinary shares of the Company (the “Ordinary Shares”) in a private transaction exempt from registration pursuant to Regulation S of the U.S. Securities Act of 1933, as amended.

B.	In connection with the Subscription Agreement and in order to consummate the transactions contemplated under the Subscription Agreement, the Company and the Purchaser have agreed to enter into this Agreement.

WITNESSETH

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1.	Interpretation

1.1 Definitions. The following terms shall have the meanings ascribed to them below:

“Affiliate” means, as to any Person, (i) any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person; provided that the Company and its Subsidiaries shall not be deemed to be Affiliates of the Purchaser. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise and (ii) with respect to any natural Person, any member of the immediate family of such natural Person.

“Applicable Securities Laws” means the securities law of the U.S., including the Exchange Act and the Securities Act, and any applicable securities law of any state of the U.S.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday, public holiday or other day on which commercial banks are required or authorized by law to be closed in the PRC, the Cayman Islands or the City of New York.

“Commission” means the Securities and Exchange Commission of the U.S. or any other federal agency at the time administering the Securities Act.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Governmental Authority” means any nation or government or any province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any court, tribunal or arbitrator, and any self-regulatory organization.

“Law” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority.

“Ordinary Shares” means the Class A ordinary shares, par value US$0.0001 per share, of the Company.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

“Registrable Securities” means (i) all of the Ordinary Shares acquired by the Purchaser pursuant to the Subscription Agreement and (ii) any equity securities of the Company or any Subsidiary of the Company issued or issuable with respect to the securities referred to in clause (i) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1 or S-3 under the Securities Act (including Rule 415 under the Securities Act).

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts, selling commissions and stock or share transfer taxes applicable to the sale of Registrable Securities pursuant to this Agreement.

“U.S.” means the United States of America.

1.2 Interpretation. For all purposes of this Agreement, except as otherwise expressly provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iii) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (iv) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (v) all references in this Agreement to designated schedules, exhibits and annexes are to the schedules, exhibits and annexes attached to this Agreement unless explicitly stated otherwise, (vi) “or” is not exclusive, (vii) the term “including” will be deemed to be followed by “, but not limited to,” (viii) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive, and (ix) the term “day” means “calendar day.”

2.	Registration Rights.

2.1 Piggyback Registrations.

(a)	Registration of Company’s Securities. The Company shall notify the Purchaser in writing at least thirty (30) days prior to filing any Registration Statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including Registration Statements relating to secondary offerings of securities of the Company, but excluding Registration Statements relating to any employee benefit plan or a corporate reorganization), and shall use reasonable best efforts to include in such Registration Statement any Registrable Securities then held by the Purchaser so requested to be included by the Purchaser in accordance with this Section 2.1(a). If the Purchaser desires to include in any such Registration Statement all or any part of the Registrable Securities held by it, it shall within twenty (20) days after receipt of the above-described notice from the Company so notify the Company in writing and in such notice shall inform the Company of the number of Registrable Securities the Purchaser wishes to include in such Registration Statement. If the Purchaser decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by the Company, the Purchaser shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

(b)	Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it prior to the effectiveness of such Registration, whether or not the Purchaser has elected to participate therein, and shall promptly notify the Purchaser that has elected to include Registrable Securities in such registration of such termination or withdrawal.

(c)	Underwriting. If a Registration Statement under which the Company gives notice under Section 2.1(a) is for an underwritten offering, then the Company shall so advise the Purchaser. In such event, the right of Purchaser’s Registrable Securities to be included in a Registration pursuant to this Section 2.1 shall be conditioned upon Purchaser’s participation in such underwriting and the inclusion of such Purchaser’s Registrable Securities in the underwriting to the extent provided herein. If the Purchaser proposes to distribute its Registrable Securities through such underwriting, it shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting; provided, however, that the liability of the Purchaser in respect of any indemnification, contribution or other obligation of the Purchaser arising under such underwriting agreement (i) shall be limited to losses arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or any accompanying prospectus or other disclosure document in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for inclusion therein and (ii) shall not in any event exceed an amount equal to the net proceeds to the Purchaser (after deduction of all underwriters’ discounts and commissions) from the disposition of the Registrable Securities disposed of by the Purchaser pursuant to such registration. If the managing underwriter determines in good faith that marketing factors require a limitation of the number of Ordinary Shares to be underwritten, then the managing underwriter may exclude any or all Ordinary Shares held by the Purchaser from the Registration and the underwriting; provided, however, that securities held by officers and directors of the Company must be excluded prior to the exclusion of Registrable Securities held by the Purchaser, unless such Registration does not include securities of any other selling shareholders. If the Purchaser disapproves of the terms of any such underwriting, the Purchaser may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least seven (7) Business Days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the Registration.

(d)	The Company shall be obligated to effect unlimited registrations pursuant to this Section 2.1.

2.2 Demand Registration

(a)	Request for Registration on Form Other Than Form F-3. Subject to the terms of this Agreement, at any time starting from six (6) months after the Closing, provided that the Company has successfully completed its initial public offering of Ordinary Shares under a Registration Statement by that time, the Purchaser shall have the right to deliver to the Company a written request that the Company effect any Registration with respect to all or a part of the Registrable Securities on a form other than Form F-3 for an offering of the then outstanding Registrable Securities. After receiving such written request, the Company shall effect the Registration of the Registrable Securities specified in the request as soon as practicable. The Company shall not be obligated to take any action to effect any Registration pursuant to this Section 2.2(a) after the Company has effected one Registration pursuant to this Section 2.2(a) and such Registration has been declared effective. The substantive provisions of Section 2.2(e) shall be applicable to the Registration initiated under this Section 2.2.

(b)	Request for Registration on Form F-3. Subject to the terms of this Agreement, at any time starting from six (6) months after the Closing, provided that the Company has successfully completed its initial public offering of Ordinary Shares under a Registration Statement by that time, if the Purchaser requests that the Company file a Registration Statement on Form F-3 (or any successor form to Form F-3, or any comparable form for a Registration in a jurisdiction other than the United States) for a public offering of shares of Registrable Securities, the anticipated aggregate price to the public of which, net of Selling Expenses, would not be less than US$500,000, and the Company is a registrant entitled to use Form F-3 or comparable form to Register the Registrable Securities for an offering, the Company shall cause those Registrable Securities to be Registered for the offering on that form and to cause those Registrable Securities to be qualified in jurisdictions as the Purchaser may request, provided that the Company shall not be required to effect more than one registration pursuant to this Section 2.2(b) in any six-month period. The substantive provisions of Section 2.2(e) shall be applicable to each Registration initiated under this Section 2.2(b). Registrations on Form F-3 shall not be deemed to be demand Registrations as described in Section 2.2(a) above. Except as otherwise provided herein, there shall be no limit on the number of times the Purchaser may request Registration of Registrable Securities under this Section 2.2(b).

(c)	Right of Deferral. Notwithstanding the foregoing, the Company shall not be obligated to file a Registration Statement pursuant to this Section 2.2:

(i)	in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting that Registration, qualification, or compliance, unless the Company is already subject to service in that jurisdiction and except as may be required by the Securities Act or other applicable law in a jurisdiction other than the United States in which the Registration is being effected;

(ii)	within six months immediately following the effective date of any Registration Statement pertaining to the securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan or a Registration from which the Registrable Securities of the Purchaser have been excluded, with respect to all or any portion of the Registrable Securities the Purchaser requested be included in such Registration); or

(iii)	if the Company furnishes to the Purchaser requesting Registration a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company and its Shareholders for a Registration Statement to be filed at such time, then the Company’s obligation to file a Registration Statement shall be deferred for a period not to exceed 60 days from the receipt of the request to file the Registration by the Purchaser provided that the Company shall not exercise the right contained in this Section 2.2(c)(iii) more than once in any 12-month period and provided further, that during such 60-day period the Company shall not file a Registration Statement with respect to a public offering of securities of the Company.

(d)	Registration of Other Securities in Demand Registration. Any Registration Statement filed pursuant to the request of the Purchaser under this Section 2.2 may, subject to the provisions of Section 2.2(e), include Ordinary Shares of the Company other than Registrable Securities.

(e)	Underwriting in Demand Registration.

(i)	Notice of Underwriting. If the Purchaser intends to distribute the Registrable Securities covered by its request by means of an underwriting, the Purchaser shall so advise the Company as a part of its request made pursuant to this Section 2.2, and in such event, the Company and the Purchaser shall enter into an underwriting agreement with the representative of the underwriter or underwriters selected for the underwriting by the Purchaser.

(ii)	Inclusion of Other Holders in Demand Registration. If the Company, officers or directors of the Company holding Ordinary Shares other than Registrable Securities, or holders of securities other than Registrable Securities, request inclusion of such Ordinary Shares or other securities in the Registration, the Company, to the extent it deem advisable and consistent with the goals of that Registration, may, in its sole discretion, may offer to any or all of the Company, those officers or directors, and the holders of securities other than Registrable Securities that such Ordinary Shares or other securities be included in the underwriting and may condition that offer on the acceptance by those Persons of the terms of this Section 2.2.

(iii)	Selection of Underwriter in Demand Registration. The Company shall (together with all holders of Registrable Securities proposing to distribute their securities through the underwriting) enter into an underwriting agreement with the representative of the underwriter or underwriters selected for the underwriting by the Purchaser who shall be reasonably acceptable to the Company.

(iv)	Marketing Limitation in Demand Registration. In the event the Underwriter’s Representative advises the Purchaser in writing that market factors (including, without limitation, the aggregate number of Ordinary Shares requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then the managing underwriter may exclude from the Registration (i) first, any or all Registrable Securities held by anyone other than the Purchaser and (ii) if the remaining Registrable Securities still exceed the number of shares that can be distributed pursuant to the Registration, any or all of the Registrable Securities held by the Purchaser. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 2.2(e)(iv) shall be included in that Registration Statement.

(v)	Right of Withdrawal in Demand Registration. If the Purchaser disapproves of the terms of the underwriting, the Purchaser may elect to withdraw therefrom by written notice to the Company at least seven days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.

(f)	Other Securities Laws in Demand Registration. In the event of any Registration pursuant to this Section 2.2, the Company shall Register and qualify the securities covered by the Registration Statement under the securities laws of any other jurisdictions in the United States of America, Europe, Hong Kong and Singapore as shall be appropriate for the distribution of the securities; provided, however, that: (a) the Company shall not be required to do business or to file a general consent to service of process in any such state or jurisdiction; and (b) notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, the expenses shall be payable pro rata by the selling shareholders.

2.3 Expenses. Expenses incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, printers’ and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company. The Purchaser shall bear its own Selling Expenses applicable to the sale of its Registrable Securities in such Registration, fees and disbursements of its own counsel and ADS issuance fees applicable to the sale of its Registrable Securities.

2.4 Obligations of the Company. Whenever required to effect the Registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

(a)	Registration Statement. Prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective, and, upon the request of the Purchaser, keep the Registration Statement effective for up to one hundred and twenty (120) Business Days; provided, that before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel for the Purchaser copies of such documents (which shall be subject to review and comment of such counsel).

(b)	Amendments and Supplements. Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement to comply with the provisions of Applicable Securities Law with respect to the disposition of all securities covered by the Registration Statement.

(c)	Prospectuses. Furnish to the Purchaser such number of copies of the prospectus included in the Registration Statement, including each preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as it may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

(d)	Blue Sky. Use its reasonable best efforts to register and qualify the securities covered by such Registration Statement under such other securities or “blue sky” Laws of such jurisdictions as shall be reasonably requested by the Purchaser, and do any and all other acts and things that may be reasonably necessary or advisable to enable the Purchaser to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holder; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e)	Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Purchaser shall also enter into and perform its obligations under such an agreement with respect to its securities included in such underwriting subject to Section 2.1 above.

(f)	Notification. Notify the Purchaser (A) promptly after it receives notice thereof, of the date and time when the Registration Statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a Registration Statement has been filed and when any registration or qualification has become effective under a state securities or “blue sky” Law or any exemption thereunder has been obtained, (B) promptly after receipt thereof, of any request by the Commission for the amendment or supplementing of such Registration Statement or prospectus or for additional information, and (C) at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Law or of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of the circumstances then existing. The Company shall use its reasonable best efforts to amend or supplement such prospectus as may be necessary so that such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)	Stop Order. Notify the Purchaser of (A) the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose and (B) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding or such purpose. In the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or any order suspending or preventing the use of any related prospectus or suspending the qualification of any shares included in such Registration Statement for sale in any jurisdiction, the Company will use reasonable best effort to obtain the withdrawal of such order and the period during which the Company shall be required to keep such Registration Statement effective as provided in Section 2.4(a) shall be extended by the number days the prospectus was not available to effect such resale.

(h)	Transfer Agent and CUSIP. Provide a transfer agent and registrar for all Registrable Securities registered pursuant to a Registration Statement and, where applicable, a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such Registration.

(i)	Opinion and Comfort Letter. To use its reasonable best efforts to furnish, at the request of the Purchaser requesting registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a registration pursuant to this Agreement (i) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any and (ii) a comfort letter dated the date of the sale, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

(j)	Further Assurance. Take all reasonable action necessary to list the Registrable Securities on the primary exchange upon which Company’s securities are then traded.

2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2, with respect to the Purchaser, that the Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to timely effect the Registration of its Registrable Securities.

2.6 Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Section 2:

(a)	Indemnification by the Company. To the extent permitted by Law, the Company shall indemnify and hold harmless the Purchaser, and each of its Affiliates, partners, officers, directors, employees, advisors, agents, any underwriter (as defined in the Securities Act) for the Purchaser, and each Person, if any, who controls the Purchaser or underwriter within the meaning of the Securities Act or the Exchange Act, against all losses, claims, damages and liabilities (joint or several, or actions, proceedings or settlements in respect thereof) to which the Purchaser, Affiliate, partner, officer, director, employee, advisor, agent, underwriter or controlling Person may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification or compliance, insofar as such losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):

(i)	any untrue statement or alleged untrue statement of a material fact contained in (A) such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or (B) any application or other document or communication executed by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the securities laws thereof;

(ii)	the omission or alleged omission to state in such Registration Statement a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; or

(iii)	any violation or alleged violation by the Company of the Applicable Securities Law, or any rule or regulation promulgated under the Applicable Securities Law;

and the Company shall reimburse the Purchaser, Affiliate, partner, officer, director, employee, advisor, agent, underwriter and controlling Person for any legal or other expenses reasonably incurred by them, as such expenses are incurred, in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the indemnity agreement contained in this Section 2.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, action or proceeding to the extent that it arises out of or is based upon (A) a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such Registration by the Purchaser or any of its partners, officers, directors, employees, advisors, agents, underwriters or controlling Persons or (B) delivery of a prospectus by the Purchaser when it has received notice from the Company that the Registration Statement relating thereto contains an untrue statement of a material fact or an omission of a material fact.

(b)	Indemnification by the Purchaser. To the extent permitted by Law, the Purchaser shall, if Registrable Securities held by the Purchaser are included in the securities as to which such Registration, qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its employees, advisors, agents and directors, each of its officers who has signed the Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act and any underwriter, against any losses, claims, damages or liabilities (joint or several; or actions, proceedings or settlements in respect thereof) to which the Company or any such director, officer, legal counsel, controlling Person underwriter may become subject under the Securities Act, the Exchange Act or other U.S. federal or state Law, insofar as such losses, claims, damages or liabilities (or actions, proceedings or settlements in respect thereof) arise out of or are based upon any of the following statements, omissions or Violation, in each case to the extent (and only to the extent) that such statement, omission or Violation occurs in sole reliance upon and in conformity with written information furnished by the Purchaser, or its partners, officers, directors, employees, advisors, agents, underwriters or controlling Persons expressly for use in connection with such Registration:

(i)	untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; or

(ii)	omission or alleged omission to state in such Registration Statement a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, but only to the extent such untrue statement or omission is made in reliance upon and contained in any information or affidavit so furnished in writing by the Purchaser expressly for use therein; and the Purchaser shall reimburse any legal or other expenses reasonably incurred by the Company or any such employee, advisor, agent, director, officer, controlling Person or underwriter in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the indemnity agreement contained in this Section 2.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Purchaser, which consent shall not be unreasonably withheld; and provided, further, that except for liability for willful fraud, in no event shall any indemnity under this Section 2.6(b) exceed the net proceeds received by the Purchaser in such Registration.

(c)	Notice. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall impair any Person’s right to indemnification hereunder only to the extent such failure has prejudiced the indemnifying party). Promptly after receipt by an indemnified party of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the Parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, as incurred, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.6, but the omission to deliver written notice to the indemnifying party otherwise than under this Section 2.6.

(d)	Survival; Consents to Judgments and Settlements. The obligations of the Company and the Purchaser under this Section 2.6 shall be in addition to any other rights to indemnification that any indemnified party may have pursuant to law or contract and shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Section 2. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

2.7 Rule 144 Reporting. With a view to making available to the Purchaser the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without Registration or pursuant to a Registration on Form F-3, after such time as a public market exists for the Ordinary Shares, the Company agrees to use its commercially reasonable efforts to:

(a)	make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b)	file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c)	so long as the Purchaser owns any Registrable Securities, (x) furnish to the Purchaser forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of Company’s initial public offering), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or its qualification as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company as the Purchser may reasonably request in availing itself of any rule or regulation of the Commission that permits the selling of any such securities without Registration or pursuant to Form F-3; and (y) procure the removal of the legend on the restricted securities of the Company held by the Purchaser, if any, in connection with the resale by the Purchaser of such securities under Rule 144.

2.8 Termination. Notwithstanding anything to the contrary in this Agreement, the Purchaser shall not be entitled to exercise any right provided for it in this Agreement at such time as (a) (i) the Purchaser (together with its Affiliates) owns less than 1.0 % of the outstanding Ordinary Shares (on a fully diluted basis) and (ii) the Purchaser is able to sell all of its Registrable Securities without Registration, (b) if (i) the Company obtains from the Commission a “no-action” letter in which the Commission indicted that it will take no action if, without Registration under the Securities Act or other Applicable Securities Laws, the Purchaser disposes of Registrable Securities covered by any request for Registration made under this Agreement in the specific manner in which the Purchaser proposes to dispose of Registrable Securities included in that request (including, without limitation, inclusion of the Registrable Securities in an underwriting initiated by either the Company or the Purchaser) and that the Registrable Securities may be sold to the public without Registration or (ii) in the opinion of counsel for the Company subject to concurrence by counsel for the Purchaser, which concurrence shall not be unreasonably withheld, no Registration under the Securities Act (or other Applicable Securities Law) is required in connection with the disposition and that the Registrable Securities may be sold to the public without Registration, then the Registrable Securities included in the request for Registration, shall not be eligible for Registration under Section 2.1 and Section 2.2 with respect to the proposed disposition and (c) on the date five years after the Company’s initial public offering of securities pursuant to a Registration Statement with respect to Purchaser’s rights to cause the Company to register the securities granted under this Section 2. Any Registrable Securities not so disposed of shall be eligible for Registration in accordance with the terms of this Agreement with respect to other proposed dispositions to which this Section 2.8 does not apply.

3.	Miscellaneous.

3.1 Governing Law. This Agreement shall be governed by and construed under the Laws of the State of New York, without regard to principles of conflicts of law thereunder.

3.2 Dispute Resolution. Any action, claim, demand, or proceeding (a “Proceeding”) (whether sounding in contract, tort, equity or otherwise) arising out of or relating to this Agreement or the transactions contemplated hereby shall be brought solely and exclusively in any New York State court or Federal court of the United States of America sitting in the County of New York in the State of New York. Each of the Parties hereto agrees that a final judgment (subject to any appeals therefrom) relating to any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of such courts in respect of any such Proceeding, and hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in any such court in accordance with the provisions of this Section 3.2. Each of the Parties hereto hereby irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court. Each of the Parties hereto hereby irrevocably and unconditionally agrees that, to the fullest extent permitted by applicable Law, service of process to such party’s address set forth in Section 3.4, and in the manner provided for notices in Section 3.4, will be effective service of process for any Proceeding in New York with respect to any matter to which such party has submitted to jurisdiction as set forth in this Section 3.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

3.3 MUTUAL WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

3.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

3.5 Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, facsimile, electronic mail or similar means to any Party hereto at its address or facsimile number set forth in the Subscription Agreement. Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

3.6 Headings and Titles. Headings and titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.7 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

3.8 Successors and Assigns. The registration rights granted to the Purchaser under this Agreement may be assigned (but only together with the related obligations) by the Purchaser to a transferee of Registrable Securities that (i) is an Affiliate of the Purchaser, (ii) is an entity advised by the same investment advisor as the Purchaser or an Affiliate of such an entity, (iii) is an immediate family member or trust for the benefit of the Purchaser (or its Affiliate), or (iv) is a heir, legatee, beneficiary and/or devisee of any individual who is the Purchaser or an Affiliate of the Purchaser; provided, however, that (x) the Company is furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred, and (y) such transferee agrees in a written instrument delivered to the Company to be bound by the terms and conditions of this Agreement.

3.9 Entire Agreement; Amendments and Waivers. This Agreement, the Subscription Agreement and the lock-up agreement contemplated under the Subscription Agreement constitute the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersedes all other agreements between or among any of the Parties with respect to the subject matter hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of each Party.

3.10 Severability. If a provision of this Agreement is held to be unenforceable under applicable Laws, such provision shall be excluded from this Agreement and the remainder of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.11 Further Assurances. The Parties agree to execute such further instruments and to take such further actions as may be reasonably necessary to carry out the intent of this Agreement.

3.12 Remedies. The Parties to this Agreement shall be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The Parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

3.13 Rights Cumulative. Each and all of the various rights, powers and remedies of a Party will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party.

3.14 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

3.15 No Presumption. The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

SUNGY MOBILE LIMITED

By:	/s/ Yuqiang Deng
Name:	Yuqiang Deng
Title:	Chairman and Chief Executive Officer

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

PURCHASER

QIHOO 360 TECHNOLOGY CO. LTD.

By:	/s/ Hongyi Zhou
Name:	Hongyi Zhou
Title:	Chairman and Chief Executive Officer

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]